Section 906 Certifications

I, Jonathan S. Horwitz, the Principal Executive Officer of the Funds listed on Attachment A, certify that, to my knowledge:

1. The form N-CSR of the Funds listed on Attachment A for the period ended September 30, 2011   fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Form N-CSR of the Funds listed on Attachment A for the period ended September 30, 2011 fairly presents, in all material respects, the financial condition and results of operations of the Funds listed on Attachment A.

Date: November 28, 2011

/s/ Jonathan S. Horwitz

______________________

Jonathan S. Horwitz

Principal Executive Officer

Section 906 Certifications

I, Steven D. Krichmar, the Principal Financial Officer of the Funds listed on Attachment A, certify that, to my knowledge:

1. The form N-CSR of the Funds listed on Attachment A for the period ended September 30, 2011   fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Form N-CSR of the Funds listed on Attachment A for the period ended September 30, 2011 fairly presents, in all material respects, the financial condition and results of operations of the Funds listed on Attachment A.

Date: November 28, 2011

/s/ Steven D. Krichmar

______________________

Steven D. Krichmar

Principal Financial Officer

Attachment A

N-CSR

Period (s) ended September 30, 2011

Putnam Master Intermediate Income Trust

Putnam California Tax Exempt Income Fund

Putnam American Government Income Fund

Putnam Tax Exempt Income Fund

Putnam International Growth Fund

Putnam U.S. Government Income Trust

Putnam Money Market Fund

Putnam Money Market Liquidity Fund

Putnam Tax Exempt Money Market Fund

Putnam Diversified Income Trust

Putnam Dynamic Asset Allocation Balanced Fund

Putnam Dynamic Asset Allocation Growth Fund

Putnam Dynamic Asset Allocation Conservative Fund